Exhibit 10.20

AMENDMENT NUMBER SEVEN

and

JOINDER

to the

MASTER REPURCHASE AGREEMENT (SECURITIES)

dated as of January 31, 2006

among

WACHOVIA INVESTMENT HOLDINGS, LLC,

ECC CAPITAL CORPORATION

and

ECR INVESTMENT CORP.

AMENDMENT NUMBER SEVEN (“Amendment Number Seven”), dated as of June 6, 2006 (the “Effective Date”), by and among Wachovia Investment Holdings, LLC, as buyer (the “Buyer”), ECC Capital Corporation (“ECC”), as guarantor (the “Guarantor”), ECC Investment Corp. (“ECCIC”) and ECR Investment Corp. (“ECR” and together with ECCIC, the “Sellers”), to the Master Repurchase Agreement (Securities), dated as of January 31, 2006, as amended, by and among the Buyer, the Guarantor and ECR (the “Master Repurchase Agreement”).

RECITALS

WHEREAS, the Buyer, the Guarantor and ECR have agreed to amend the Master Repurchase Agreement, pursuant to the term and conditions set forth herein.

WHEREAS, ECCIC has agreed to execute the Master Repurchase Agreement as a Seller thereunder.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Master Repurchase Agreement.

SECTION 2. Amendments. (a) Effective as of the Effective Date, Section 27 of the Master Repurchase Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

27. TERMINATION

This Agreement shall remain in effect until the earliest of (i) June 7, 2006, (ii) at Buyer=s option upon the occurrence of an Event of Default, or (iii) in the event that the parties hereto are unable to negotiate a Delinquency and Loss Trigger with respect to the initial Transaction, exercising good faith, by June 7, 2006 (such date, the “Termination Date”). However, no such termination shall affect the Seller=s outstanding obligations to Buyer at the time of such termination. The Seller’s obligations to indemnify Buyer pursuant to this Agreement shall survive the termination hereof.

(b) As of the date hereof, ECCIC hereby assumes, jointly and severally with ECR, all of the obligations and liabilities of, and hereby agrees to be bound, jointly and severally with ECR, by all of the terms, covenants and conditions with respect to, the “Seller” under the Agreement, and under any other related document to which ECR is a party. The term “Seller” in the Master Repurchase Agreement shall be hereby amended to “the Sellers” or “the related Seller” as the context requires.

(c) The following Section 37 is added to the Master Repurchase Agreement:

Section 37. JOINT AND SEVERAL LIABILITY. The Sellers hereby acknowledge and agree that they are jointly and severally liable to the Buyer for all representations, warranties, covenants, obligations and liabilities of each of the Sellers hereunder. The Sellers hereby further acknowledge and agree that any Default, Event of Default or breach of a representation, warranty or covenant by any Seller under the Master Repurchase Agreement is hereby considered a Default, Event of Default or breach by each Seller. A Seller’s subrogation claims arising from payments to Buyer shall constitute a capital investment in another Seller (1) subordinated to any claims of Buyer, and (2) equal to a ratable share of the equity interests in such Seller.

SECTION 3. Conditions Precedent. This Amendment Number Seven shall become effective on the date on which the Buyer shall have received the following:

(a) this Amendment Number Seven, executed and delivered by duly authorized officers of each of the Seller, the Guarantor and the Buyer; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4. Representations. In order to induce the Buyer to execute and deliver this Amendment Number Seven, each Seller and Guarantor hereby represents and warrants to the Buyer that (i) no Default or Event of Default has occurred prior to the date hereof and is continuing on the date hereof and (ii) as of the date hereof, after giving effect to this Amendment Number Seven, each Seller and Guarantor is in full compliance with all of the representations and warranties, covenants and any other terms and conditions of the Program Documents. In addition, each Seller and Guarantor hereby represents that no event has occurred that constitutes or should reasonably be expected to constitute a Material Adverse Change.

SECTION 5. Governing Law. THIS AMENDMENT NUMBER SEVEN SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE.

SECTION 6. Counterparts. This Amendment Number Seven may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. Limited Effect. Except as amended hereby, the Master Repurchase Agreement and the other Program Documents shall continue in full force and effect in accordance with their respective terms. Reference to this Amendment Number Seven need not be made in the Master Repurchase Agreement, any other Program Document or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Master Repurchase Agreement or any other Program Document, any reference in any of such items to the Master Repurchase Agreement or any other Program Document, as applicable, being sufficient to refer to the Master Repurchase Agreement or such other Program Document, as applicable, as amended hereby.

SECTION 8. Expenses. Sellers shall promptly reimburse Buyer for all out-of-pocket costs and expenses of Buyer in connection with the preparation, execution and delivery of this Amendment Number Seven (including, without limitation, the fees and expenses of counsel for Buyer).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Seller, the Guarantor and the Buyer have caused this Amendment Number Seven to be executed and delivered by their duly authorized officers as of the day and year first above written.

ECC CAPITAL CORPORATION, as a Guarantor

By:	/s/ Roque Santi
Name:	Roque Santi
Title:	EVP and Chief Financial Officer

ECR INVESTMENT CORP., as a Seller

By:	/s/ Roque Santi
Name:	Roque Santi
Title:	EVP and Chief Financial Officer

ECC INVESTMENT CORP., as a Seller

By:	/s/ Roque Santi
Name:	Roque Santi
Title:	EVP and Chief Financial Officer

WACHOVIA INVESTMENT HOLDINGS, LLC, as Buyer and Agent, as applicable

By:	/s/ Justin Zakocs
Name:	Justin Zakocs
Title:	Vice President

4